Exhibit 99.1

PRESS RELEASE

Autoliv announces changes to Board of Directors

(Stockholm, Sweden, May 8, 2017) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announced that Ms. Aicha Evans, a member of the Board of Directors, will not stand for re-election to the Board.

On May 6, 2017, Ms. Aicha Evans informed the Board of Directors of the Company that she has decided to not seek re-election to the Board at Autoliv’s 2017 annual general meeting of stockholders (“Annual Meeting”), to be held on May 9, 2017. Ms. Evans determined that she will not continue her service on the Board due to changes in her current professional responsibilities. Ms. Evans will withdraw her name as a nominee for re-election to the Board and all votes submitted with respect to Ms. Evans will be disregarded. Her service to the Board will end at the conclusion of the Annual Meeting.

The Board is not nominating a director to replace Ms. Evans for election at the Annual Meeting. Accordingly, the Board will reduce its size to nine, effective immediately following the closing of polls for the election of directors at the Annual Meeting. As previously announced, the Board earlier took action to reduce its size in connection with Mr. George A. Lorch retiring and not standing for re-election at the Annual Meeting.

Ms. Evans has served as a director since February 2015. Autoliv thanks Ms. Evans for her dedicated service to the Company and wishes her well in her future endeavors.

Inquiries:

Thomas Jönsson, Group Vice President Communications. Tel +46 (0)8 58 72 06 27

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

“Safe Harbor Statement”

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com